UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 24, 2005


                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        001-13112              11-3129361
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                      Identification No.)


               400 POST AVENUE, SUITE 303                 11590
                   WESTBURY, NEW YORK
        (Address of principal executive offices)        (Zip Code)

                                 (516) 997-1155
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 2, 2005, the Company entered into an employment agreement with Marc Dien. Pursuant to the employment agreement Mr. Dien will serve as the Company's Senior Vice President - Mergers and Acquisitions. The employment agreement is effective June 2, 2005, and continues through June 2, 2010, unless terminated earlier by the parties under the terms of the agreement. The employment agreement provides for the payment to Mr. Dien of a base annual salary of $250,000. Mr. Dien is also eligible to receive a discretionary bonus based upon his contributions to the Company and the Company's financial performance. Furthermore, Mr. Dien is granted warrants to purchase shares of common stock of the Company pursuant to a separate warrant agreement. Mr. Dien's employment is "at will" and may be terminated at any time, with or without cause. Upon termination of employment, Mr. Dien shall: 1) be paid all accrued but unpaid base annual salary, 2) be paid all earned but unpaid other compensation (i.e. cash incentive compensation, vacation) earned through the date of termination, and 3) retain all rights with respect to vested equity-based awards as provided under the circumstances under the applicable grant or award agreement. If an Event of a Change in Control occurs, as defined in the employment agreements, during the term of the agreement, Mr. Dien shall be entitled to the following benefits: (i) the immediate vesting of all outstanding warrants and/or options to purchase shares of the Company's common stock and any such outstanding warrants and/or options held by Mr. Dien shall remain exercisable through the end of the stated term thereof, (ii) a cash lump sum payment equal to four (4) months base salary payable at Mr. Dien's then current rate, and (iii) medical benefits, as provided for under the employment agreements, for a period of four (4) months commencing with the date of consummation of the Event of a Change in Control. The full text of the employment agreement is included as Exhibit 10.8 to this report and is incorporated herein by reference.

         In connection with the above-referenced employment agreement, the Company entered into a warrant agreement dated June 2, 2005 with Mr.
Dien. Pursuant to such warrant agreement, Mr. Dien is entitled to purchase from Company at any time from the date of the warrant agreement through and including June 2, 2010 up to a total of 600,000 shares of the Company's common stock, $.001 par value (each share, a "Warrant Share") at an exercise price of $7.69 per Warrant Share. 100,000 Warrant Shares shall vest on September 2, 2005, 100,000 Warrant Shares shall vest on the first anniversary date of the warrant agreement and 100,000 Warrant Shares shall vest on each anniversary date of the warrant agreement until all Warrant Shares are vested provided that Mr. Dien is employed by the Company on such anniversary date. The full text of the warrant agreement is included as Exhibits 10.9 and is incorporated herein by reference.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not Applicable

         (b) Not Applicable

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

         EXHIBIT  DESCRIPTION

         10.8 Employment Agreement dated as of June 2, 2005, between DHB Industries, Inc. and Marc Dien.

         10.9 Warrant Agreement dated as of June 2, 2005, between DHB Industries, Inc. and Marc Dien.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 3, 2005
                              DHB INDUSTRIES, INC.

                              By:  /s/ DAWN M. SCHLEGEL
                                   ---------------------------------------------
                              Name: Dawn M. Schlegel
                              Title: Chief Financial Officer






                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

10.8 Employment Agreement dated as of June 2, 2005, between DHB Industries, Inc. and Marc Dien.

10.9 Warrant Agreement dated as of June 2, 2005, between DHB Industries, Inc. and Marc Dien.